Exhibit 5

                                   LAW OFFICES
                             RICHARD P. GREENE, P.A.
                             INTERNATIONAL BUILDING
                           2455 EAST SUNRISE BOULEVARD
                                    SUITE 905
                         FORT LAUDERDALE, FLORIDA 33304
                                     ------
                            TELEPHONE: (954) 562-6616
                               FAX: (954) 561-0997


                                November 6, 2000


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Open Door Online, Inc.

Gentlemen:

     This opinion is given in connection with the registration with the Securities and Exchange Commission of 42,400 shares of Common Stock granted by Open Door Online, Inc. (the "Company"). The Shares are being registered pursuant to a requirement of Section 5 of the Securities Act of 1933, as amended (the "Act") pursuant to a Registration Statement filed with the Washington, D.C.
Office of the United States Securities and Exchange Commission (the "Registration Statement").

     We have acted as counsel to the Company only in connection with the review of the Form S_8 Registration Statement prepared by the Company pursuant to which the Shares were registered, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company including an employment agreement and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

     In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to me as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

     The 42,400 shares of Common Stock are being registered and distributed pursuant to the Company's Registration Statement. The shares of Common Stock are now authorized but unissued.
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U.S. Securities and Exchange Commission
Page Two


     Based upon the foregoing, we are of the opinion that:

     1. The Shares of the Company registered with the Securities and Exchange Commission, having been issued and sold pursuant to the Registration Statement, are fully paid and non-assessable and there will be no personal liability to the owners thereof.

     This law firm hereby consents to the use of this opinion in connection with the Company's Registration Statement and the inclusion of this opinion as an Exhibit thereto.

                                Very truly yours,

                                RICHARD P. GREENE, P.A.

                                /s/ Richard P. Greene

                                Richard P. Greene
                                For the Firm